Exhibit 5.1

25 July 2014

To:	Board of Directors

Tyco International plc

Melbourn Road

Bishopstown

County Cork

Ireland

Board of Directors

Tyco International Ltd

Victor von Bruns-Strasse 21

8212 Neuhausen am Rheinfall

Canton of Schaffhausen

Switzerland

Re:	Tyco International plc (the “Company”)

Dear Sirs,

1.	Basis of Opinion

We are acting as Irish counsel to the Company, registered number 543654, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Melbourn Road, Bishopstown, County Cork, in connection with the Registration Statement on Form S-4 (Registration No. 333-196049) filed with the United States Securities and Exchange Commission (the “SEC”) on 25 July 2014, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). We refer in particular to the registration by the Company of up to 472,892,158 ordinary shares of US$0.01 par value per share (the “Shares”) of the Company pursuant to the Registration Statement (such Shares to be issued pursuant to a Swiss law governed merger (the “Merger”) agreement (the “Merger Agreement”) entered into between the Company and Tyco International Ltd., a Swiss company limited by shares, on 30 May 2014).

1.1

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.2	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.3	As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)	the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”);

(b)	the searches listed at section 1.4 below; and

(c)	such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.4	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by email in pdf or other electronic format.

For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 24 July 2014 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2

The issuance and allotment of the Shares has been duly authorised pursuant to resolutions of the board of directors of the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement

3.1	that the Registration Statement will have become effective under the Securities Act;

3.2	that the Shares will be allotted and issued in the manner stated in the Registration Statement;

Authenticity and bona fides

3.3

the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.4

that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.5

that the Memorandum and Articles of Association of the Company included in the Registration Statement as Annex B (the “Memorandum and Articles of Association”) will be adopted by the shareholders of the Company and will be the Memorandum and Articles of Association at the time of the issuance of the Shares;

3.6

that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.7

that the Merger, a cross-border merger pursuant to Art. 3 et seq. of the Swiss Act on Merger, Demerger, Transformation and Transfer of Assets (Fusionsgesetz) (Merger Act, “MerA”) and Art. 163b, 163c and 164 of the Swiss Private International Law Act (IPRG) (“PILA”) (emigration merger by absorption), as well as the applicable laws of Ireland has been duly authorised and approved;

Accuracy of searches and warranties

3.8

the accuracy and completeness of the information disclosed in the searches referred to in section 1.4 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.9	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and to the use of our name in the proxy statement/prospectus that is part of the Registration Statement.

The opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

The Documents

1.	A copy of the Registration Statement.

2.	Deed poll relating to all the assets and liabilities of Tyco International Ltd. dated 11 June 2014 regarding, among other things, the merger pursuant to Swiss law.

3.	The Merger Agreement dated 30 May 2014 and entered into by the Company and Tyco International Ltd.

4.

A copy of the resolution of the board of directors of the Company dated 16 May 2014 regarding the approval and adoption of, among other things, the Merger Agreement and the approval and filing of the Registration Statement with the SEC.

5.

A copy of the resolution of the board of directors of the Company dated 30 May 2014 regarding the approval and adoption of, among other things, the Merger Agreement and the approval of the issue of the Shares in the Company.

6.	A corporate certificate of the company secretary of the Company dated 23 July 2014.

7.	A copy of the memorandum and articles of association of the Company in its current form effective 9 May 2014.

8.	A copy of the Memorandum and Articles of Association (to be adopted prior to the issuance of the Shares).

9.	A copy of the Certificate of Incorporation of the Company dated 9 May 2014.

10.	Letter of Status from the Irish Companies Registration Office dated 24 July 2014.

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